SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                 STEREOIDOGENESIS INHIBITORS INTERNATIONAL, INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

              NEVADA                                         88-038402
      ------------------------------                  ------------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                101 Convention Center Dr. Suite 310, Las Vegas NV 89109
              ---------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                            Consultant Services Plan
                             -----------------------
                            (Full title of the plan)

Dr. Janet Greeson, President, 101 Convention Center Dr. Suite 310, Las Vegas NV 89109
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (702) 735-7001
                                 --------------
          (Telephone number, including area code, of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR REINVESTMENT PLAN, CHECK THE FOLLOWING BOX; [X]


                                           CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                            Proposed              maximum
Title of securities      Amount to be       maximum offering      aggregate offering      Amount of
 to be registered        registered         price per unit        price                   registration fee
-----------------------------------------------------------------------------------------------------------

 Common Stock           600,000 Shares      $1.562                $937,200 1               $247.43

-----------------------------------------------------------------------------------------------------------


----------------
     1Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The fee is based upon the dosing price of the common stock ($1.562) reported on the NASD Bulletin Board for August 3, 2000.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1), the information required by Part I is included in documents sent or given to each consultant of Stereoidogenesis Inhibitors International, Inc., a Nevada corporation (herein "Registrant" or "Company").

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 - Incorporation of Documents by Reference

The following documents are incorporated by reference to this Registration Statement and made a part hereof:

         (a) the Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, including exhibits, filed under Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), including all amendments;

         (b) all other reports, including amendments, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) immediately above;

         (c) the Registrant's Form 10-SB Registration Statement under the Exchange Act, including exhibits thereto, as amended, Commission File No. 0-26775; and

         (d) specifically, the Description of Securities of the Registrant offered hereunder as contained under the caption "Description of Securities" on Page of the above referenced Form 10-SB Registration Statement, as amended.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act ( a more detailed description is contained in the Form 10-SB filing, as amended, referenced above.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Company's Articles of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. Such provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors.

Nevada  Revised   Statues,   as  amended,   Chapter   78.7502,   authorizes  the
indemnification of officers and directors and certain others under certain circumstances.

The Articles of Incorporation also provide indemnification as follows (summary):

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the forgoing provision shall not eliminate or limit the liability of a director of officer(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

The Bylaws also provide indemnification as follows:

The Corporation shall indemnify all of its' officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this corporation.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

See - Exhibits and Exhibit Index herein.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement: and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering;

         (4) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time Commission declared it effective; and

         (5) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities;

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 7, 2000.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Stereoidogenesis Inhibitors International, Inc.

/s/  Albert "Bert" Wollen
-----------------------------
Albert "Bert" Wollen, C.E. O.
(Principal Executive Officer)
and Director



/s/ Eugene Boyle
-----------------------------
Eugene Boyle, C.F.O.
(Principal Financial Officer)
and Director

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                 STEREOIDOGENESIS INHIBITORS INTERNATIONAL, INC.
                 -----------------------------------------------




                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.       DESCRIPTION                 DOCUMENT                 PAGE NO.
-----------       -----------                 --------                 --------

  4               INSTRUMENTS DEFINING       (a) ARTICLES OF         INCORPORATED FROM
                  RIGHTS OF SECURITIES       INCORPORATION AND       COMMISSION FILE NO.
                  HOLDERS                    AMENDMENTS              0-26775

                                              (b) BYLAWS AND
                                              AMENDMENTS             SAME AS ABOVE


 5                OPINION RE:  LEGALITY        LETTER                     E-2
                  (AND CONSENT)



 24               CONSENTS OF EXPERTS          LETTERS                     E-2 (AS TO LEGAL CONSENT)
                  AND COUNSEL                                              E-4 (AS TO ACCOUNTANTS
                                                                                CONSENT)

9A                ADDITIONAL EXHIBITS          CONSULTANT SERVICES         E3
                  PLAN




                                       E-1